Exhibit 10.10

LOAN AGREEMENT

THIS AGREEMENT dated for reference this 1st day of April, 2019, is between:

SIYATA MOBILE INC., a company existing under the laws of the Province of British Columbia and having an office at Suite A-414, 1001 Lenoir Street, Montreal, Quebec, H4C 2Z6

(the “Lender”)

AND:

BSD CAPITAL LTD., a company existing under the laws of the State of Israel and having a principal place of business at 4a Nachshon Street, Raanana, Israel

(the “Borrower”)

WHEREAS the Lender desires to advance a loan to the Borrower, in the principal amount of USD$200,000.00, on the terms and subject to the conditions of this agreement (the “Agreement”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.	Definitions. In this Agreement:

(a)	“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in the Province of British Columbia;

(b)	“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

(c)	“Event of Default” has the meaning set forth in Section 9 below;

(d)	“Borrower” means BSD Capital Ltd.;

(e)	“Maturity Date” has the meaning set forth in subsection 4(a) below;

(f)	“Lender” means Siyata Mobile Inc.;

(g)	“Principal Amount” means the principal amount of the loan provided herein, being USD$200,000.00; and

(h)	“Promissory Note” has the meaning set forth in Section 6 below.

2.	Loan Advance. Immediately upon execution of this Agreement, the Lender shall, directly or indirectly through its wholly-owned subsidiary, Siyata Mobile Israel Ltd., deliver the Principal Amount to Borrower, or to such third-party as the Borrower may direct. Following delivery of the Principal Amount, the Borrower shall immediately execute the Promissory Note, attached as Schedule “A” hereto and shall deliver the Promissory Note to the Lender.

3.	Use of Proceeds. The Borrower will use the proceeds of the loan facility provided herein at the sole discretion of the Borrower.

4.	Term and Prepayment.

(a)	Subject to the rights of the Lender under Section 10 to accelerate payment of all monies owing hereunder, the Principal Amount, will be immediately due and payable in full by the Borrower to the Lender on April 1, 2024. (the “Maturity Date”).

(b)	Upon written notice, the Borrower may prepay the Principal Amount in its entirety at any time prior to the Maturity Date.

5.	Interest. Interest shall accrue on the Principal Amount at rate of 7.0% per annum, compounded and payable quarterly. Interest shall continue to accrue on the Principal Amount in the event it is not repaid in full on the Maturity Date.

6.	Security. As security for the Borrower’s obligations hereunder the Borrower will execute and deliver to the Lender the promissory note in the form attached as Schedule “A” hereto (the “Promissory Note”) in the Principal Amount.

7.	Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a)	this Agreement been executed and delivered hereunder by the Borrower and has been duly authorized by all necessary action of the Borrower;

(b)	each of this Agreement, and the Promissory Note, constitutes or will constitute a legal, valid and binding obligation, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and to the general principles of equity;

(c)	the Borrower has not committed any act of bankruptcy, or proposed a compromise or arrangement to its creditors generally, had a petition or receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have a receiver appointed for any of its property or had any execution or distress become enforceable or become levied upon any of its property; and

(d)	no bankruptcy, insolvency or receivership proceedings have been instituted or threatened or are pending against the Borrower, nor have they sought, nor do they intend to seek, relief from creditors under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other applicable legislation for the relief of debtors.

8.	Positive Covenants of the Borrower. The Borrower covenants and agrees that so long as any monies will be outstanding under this Agreement, it will:

(a)	at all times maintain its corporate existence;

(b)	duly perform its obligations under this Agreement and all other agreements and instruments executed and delivered hereunder or thereunder; and

(c)	furnish and give to the Lender notice that an Event of Default has occurred and, if applicable, is continuing or notice in respect of any event which would constitute an Event of Default hereunder with the passage of time and specifying the nature of same.

9.	Events of Default. Each and every one of the events set forth in this Section will be an event of default (“Event of Default”):

(a)	if the Borrower fails to make any payment when due hereunder, provided that the Lender shall be required to provide written notice to the Borrower of its failure to make any payment when due hereunder and the Borrower shall not have remedied such failure for a period of forty-five (45) calendar days of the Lender having sent the written notice;

(b)	if the Borrower defaults in observing or performing any term, covenant or condition of this Agreement or the Promissory Note, other than the payment of monies as provided for in subsection (a) hereof, on its part to be observed or performed and such failure continues for five (5) Business Days;

(c)	if any of the Borrower’s representations, warranties or other statements in this Agreement or any other collateral document delivered hereunder were at the time given false or misleading in any material respect;

(d)	if the Borrower ceases to carry on business;

(e)	if the Borrower petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(f)	if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Borrower which is not opposed by the Borrower in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

10.	Effect of Event of Default. If any one or more of the Events of Default occur or occurs and is or are continuing, the Lender may without limitation, subject to any other rights it may have in law or pursuant to this Agreement or any other document or instrument delivered hereunder, demand immediate payment of all monies owing hereunder.

11.	Lender’s Expenses. The Lender shall be responsible for all of their expenses incurred in furtherance of the transactions contemplated herein.

12.	Notices. In this Agreement:

(a)	Any notice or communication required or permitted to be given under this Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission, emailed, mailed by prepaid registered post, or delivered by courier to the address of each party set forth above or to such other address, facsimile number or email address as any party may designate.

(b)	Notice or communication will be considered to have been received:

(i)	if delivered by hand or by courier during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next Business Day;

(ii)	if sent by email or facsimile transmission during business hours on a Business Day, upon such Business Day, and if not transmitted during business hours, upon the commencement of business on the next Business Day; and

(iii)	if mailed by prepaid registered post upon the fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand, courier, facsimile transmission, or email.

13.	Assignment. The Lender agrees that it will not, without the prior written consent of the Borrower, assign all or part of the Promissory Note or any collateral agreements, documents or instruments delivered hereunder any assignee.

14.	Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.	Waivers. No failure or delay on the Lender’s part in exercising any power or right hereunder will operate as a waiver thereof.

16.	Remedies are Cumulative. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any rights or remedies at law or in equity.

17.	Time. Time is of the essence of this Agreement and all documents or instruments delivered hereunder.

18.	Withholding Taxes, etc.

(a)	All payments hereunder will be made free and clear without deduction or withholdings for any taxes, duties, fees or other charges unless those deductions or withholdings are required by law.

(b)	If the Borrower is required by law to make a deduction or withholding, the Borrower shall make that deduction or withholding within the time allowed and in the minimum amount required by law.

(c)	Within thirty days of making a deduction or withholding the Borrower shall deliver to the Lender evidence reasonably satisfactory to that Lender that the deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

19.	Invalidity. If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby to the fullest extent possible by law.

20.	Governing Laws. This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties submit to the non-exclusive jurisdiction of the Courts of the Province of British Columbia and agree to be bound by any suit, action or proceeding commenced in such Courts and by any order or judgment resulting from such suit, action or proceeding.

21.	Amendment. This Agreement supersedes all prior agreements and discussions between the parties with respect to the subject matter set forth herein. This Agreement may be varied or amended only by or pursuant to an agreement in writing signed by the parties hereto.

22.	Schedules. All Schedules attached hereto will be deemed fully a part of this Agreement.

23.	Currency. All references herein to “dollars”, “USD$” or “$” are to Unites States of America dollars, unless otherwise indicated.

24.	Independent Advice. The Borrower hereby acknowledges that this Agreement has been prepared by Cassels Brock & Blackwell LLP, and that they have been advised to seek independent legal advice in connection with the entering into of this Agreement. Cassels Brock & Blackwell LLP in no way represents the interests of the Borrower, and by executing this Agreement, the Lender confirms that they have either sought the requisite independent advice, or have waived their right thereto.

25.	Counterparts. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together will form one and the same agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date first above written.

SIYATA MOBILE INC.

Per:
Authorized Signatory

BSD CAPITAL LTD.

Per:
Authorized Signatory

SCHEDULE “A”

PROMISSORY NOTE

All capitalized terms which are not expressly defined herein have the meaning ascribed to them in the loan agreement between Siyata Mobile Inc., and BSD Capital Ltd., dated for reference April 1, 2019 (the “Agreement”).

Principal Amount: USD$200,000.00 (the “Principal Amount”)

For value received, BSD CAPITAL LTD. (the “Borrower”) hereby promises to pay to or to the order of SIYATA MOBILE INC. (the “Lender”), or as the Lender may direct, the Principal Amount on April 1, 2024 (the “Maturity Date”). No interest shall accrue on the Principal Amount

INTEREST

Interest shall accrue on the Principal Amount at rate of 7.0% per annum, compounded and payable monthly. Interest shall continue to accrue on the Principal Amount in the event it is not repaid in full on the Maturity Date.

PREPAYMENT

Prior to the Maturity Date, upon written notice by the Borrower to the Lender, the Borrower may prepay the Principal Amount.

TRANSFERABILITY

This Promissory Note is non-transferable except as permitted under the Agreement.

GOVERNING LAW, AMENDMENT

This Promissory Note shall be governed by the terms and conditions set out in the Agreement with respect to the governing law and amendment.

DEFAULT, REMEDIES, ACTIONS IN CONCERT

This Promissory Note may be declared due prior to its expressed Maturity Date if an Event of Default has occurred and is continuing.

This Promissory Note is executed as of the date first above written.

BSD CAPITAL LTD.

Per:
Authorized Signatory